                        MERCER MUTUAL INSURANCE COMPANY

                  PROPOSED MAILING AND INFORMATIONAL MATERIALS
                                     INDEX

 1.  Dear Policyholder Letter*

 2.  Dear Policyholder Letter for Non Eligible States

 3.  Dear Potential Investor Letter*

 4. Dear Customer Letter -- Used as a Cover Letter for States Requiring "Agent" Mailing*

 5.  Proxy and Stock Q&A (5a-5f)*

 6.  Proxy Request Letter (immediate follow-up)

 7.  Proxy Request

 8.  Stock Order Form (page 1 of 2)*

 9.  Stock Order Form (page 2 of 2)*

10.  Stock Order Form Guidelines*

11.  Invitation Letter -- Informational Meetings

12. Dear Subscriber/Acknowledgment Letter -- Initial Response to Stock Order Received

13.  Dear Charter Shareholder -- Confirmation Letter

14.  Dear Interested Investor -- No Shares Available Letter

15.  Welcome Shareholder Letter -- For Initial Certificate Mailing

16.  Dear Interested Subscriber Letter -- Subscription Rejection

17.  Letter for Sandler O'Neill Mailing to Clients*

  *      Accompanied by a Prospectus

  Note: Items 1 through 10 are produced by the Financial Printer and Items 11 through 17 are produced by the conversion center.

                       (THE MERCER INSURANCE GROUP LOGO)
Dear Policyholder:


You are cordially invited to attend a Special Meeting of Policyholders of Mercer Mutual Insurance Company to be held at 9:00 a.m. on (day), (date) at (location). Your Board of Directors looks forward to greeting personally those policyholders able to attend.



The Special Meeting has been called for policyholders to approve action taken by the Board of Directors of Mercer Mutual Insurance Company, to convert Mercer Mutual from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company. As part of this plan, we have formed Mercer Insurance Group, Inc., which will become the parent holding company of Mercer Mutual. We are converting to stock form to provide a corporate structure that we believe is necessary for Mercer Mutual to provide a better foundation for future growth and remain competitive and financially sound. YOUR BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" THE PLAN OF CONVERSION (AND RELATED ACTIONS).



TO ACCOMPLISH THE CONVERSION, YOUR VOTE IS EXTREMELY IMPORTANT. Please help us meet our goal by reading the enclosed material and then casting your vote "FOR" the plan of conversion and mailing your signed (color) proxy card immediately in the enclosed BLUE postage-paid envelope marked "PROXY RETURN." If you have multiple policies at Mercer Mutual, you may receive more than one mailing. If you do receive more than one proxy card, please sign and return each one.



                                   IMPORTANT



If the plan of conversion is approved let me assure you that:



     - EXISTING INSURANCE COVERAGE UNDER YOUR POLICY WILL NOT CHANGE AS A RESULT OF THE CONVERSION.


     - VOTING FOR APPROVAL OF THE PLAN WILL NOT OBLIGATE YOU TO BUY ANY SHARES OF COMMON STOCK.


You should know that failing to vote on or voting against the plan will not preclude you from buying stock in the offering.



As an eligible policyholder, you may also take advantage of your nontransferable rights to subscribe for shares of Mercer Insurance Group, Inc. common stock on a first priority basis. You should know that the enclosed proxy statement and prospectus describe the stock offering and the operations of Mercer Mutual. If you wish to purchase shares of common stock, please complete the stock order form and mail it, along with full payment for the shares to Mercer Mutual's conversion center in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN." YOUR ORDER MUST BE PHYSICALLY RECEIVED BY MERCER MUTUAL'S CONVERSION CENTER NO LATER THAN X:00 P.M., XXXXXXX TIME, ON XXXXXX, XXXXXXXX XX, 2003. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.



If you have any questions after reading the enclosed material, please call our customer service center at (800) 659-5550, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.



Once again, I urge you to vote "FOR" the plan of conversion by signing, dating and mailing promptly your enclosed (color) proxy. On behalf of your Board of Directors, thank you for your cooperation, confidence in Mercer, and continued support.


                                         Sincerely,

                                         /s/ Andrew R. Speaker
                                         Andrew R. Speaker
                                         President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

Dear Policyholder:


You are cordially invited to attend a Special Meeting of Policyholders of Mercer Mutual Insurance Company to be held at 9:00 a.m. on (day), (date) at (location). Your Board of Directors looks forward to greeting personally those policyholders able to attend.



The Special Meeting has been called for policyholders to approve action taken by the Board of Directors of Mercer Mutual Insurance Company, to convert Mercer Mutual from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company. As part of this plan, we have formed Mercer Insurance Group, Inc., which will become the parent holding company of Mercer Mutual. We are converting to stock form to provide a corporate structure that we believe is necessary for Mercer Mutual to provide a better foundation for future growth and remain competitive and financially sound. Your Board of Directors recommends unanimously a vote "FOR" the Plan of Conversion (and related actions).



TO ACCOMPLISH THE CONVERSION, YOUR VOTE IS EXTREMELY IMPORTANT. Please help us meet our goal by reading the enclosed material and then casting your vote "FOR" the plan of conversion and mailing your signed (color) proxy card immediately in the enclosed BLUE postage-paid envelope marked "PROXY RETURN." If you have multiple policies at Mercer Mutual, you may receive more than one mailing. If you do receive more than one proxy card, please sign and return each one.



IF THE PLAN OF CONVERSION IS APPROVED LET ME ASSURE YOU THAT EXISTING INSURANCE COVERAGE UNDER YOUR POLICY WILL NOT CHANGE AS A RESULT OF THE CONVERSION.


We regret that we are unable to offer you common stock in the subscription offering. The laws of your state or jurisdiction require us to register an agent of Mercer Mutual to solicit the sale of the to-be-issued common stock of Mercer Insurance Group, Inc., and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.


If you have any questions after reading the enclosed material, please call our customer service center at (800) 659-5550, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.



Once again, I urge you to vote "FOR" the plan of conversion by signing, dating and mailing promptly your enclosed (color) proxy. On behalf of your Board of Directors, thank you for your cooperation, confidence in Mercer and continued support.


                                          Sincerely,

                                          /s/ Andrew R. Speaker
                                          Andrew R. Speaker
                                          President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

Dear Potential Investor:


We are pleased to provide you with the enclosed material regarding the conversion of Mercer Mutual Insurance Company from a mutual insurance company to a stock insurance company. As part of the conversion, Mercer Insurance Group, Inc. will become the parent company of Mercer Mutual.


This information packet includes the following:

     PROSPECTUS: This document provides detailed information regarding Mercer Mutual's operations and the stock offering by Mercer Insurance Group, Inc. Please read it carefully prior to making an investment decision.

     QUESTIONS & ANSWERS BROCHURE: This brochure answers commonly asked questions about the conversion and offering.

     STOCK ORDER FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares, to Mercer Mutual's conversion center in the enclosed postage-paid envelope marked "STOCK ORDER RETURN." YOUR ORDER MUST BE PHYSICALLY RECEIVED BY MERCER MUTUAL'S CONVERSION CENTER NO LATER THAN X:00 P.M., XXXXXXXXXX TIME, ON XXXXXX, XXXXXXXXX XX, 2003.


We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the conversion or the prospectus, please call our stock processing center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.



On behalf of the Board of Directors, thank you for your interest.


                                          Sincerely,

                                          /s/ Andrew R. Speaker
                                          Andrew R. Speaker
                                          President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[SANDLER O'NEILL & PARTNERS, L.P. LOGO]

                                   [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]

Dear Customer of Mercer Mutual Insurance Company:


At the request of Mercer Mutual Insurance Company, we have enclosed material regarding the offering of common stock in connection with the conversion of Mercer Mutual from a mutual insurance company to a stock insurance company. As part of this conversion, Mercer Mutual will form Mercer Insurance Group, Inc., which will become the parent holding company of Mercer Mutual. The enclosed materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Mercer Insurance Group, Inc. We are also enclosing a questions and answers brochure containing answers to frequently asked questions about the conversion and the offering.


PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION. If you decide to subscribe for shares of common stock, you must return the properly completed and signed stock order form, along with full payment for the shares, to Mercer Mutual's conversion center in the accompanying postage-paid envelope marked "STOCK ORDER RETURN." YOUR ORDER MUST BE PHYSICALLY RECEIVED BY MERCER MUTUAL'S CONVERSION CENTER NO LATER THAN X:00 P.M., XXXXXXXXXX TIME, ON XXXXXX, XXXXXXXX XX, 2003.


If you have any questions after reading the enclosed material, please call the stock processing center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.



We have been asked to forward these documents to you in accordance with certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.


                                          Sincerely,

                                          Sandler O'Neill & Partners, L.P.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                   Enclosure
                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]

                             QUESTIONS AND ANSWERS

                              ABOUT THE CONVERSION


The Board of Directors of Mercer Mutual Insurance Company has adopted a plan of conversion whereby Mercer Mutual will convert from a mutual insurance company to a stock insurance company and at the same time become a wholly-owned subsidiary of Mercer Insurance Group, Inc., a Pennsylvania corporation formed by Mercer Mutual to own all of its outstanding stock. The common stock of Mercer Insurance Group, Inc. will be offered to Mercer Mutual's eligible policyholders, a tax-qualified employee stock ownership plan, and the directors, officers and employees of Mercer Mutual and its affiliates in a subscription offering and then to members of the general public in a community offering. Stock that is not sold in the subscription and community offerings will be offered to the general public in a syndicated community offering.


Mercer Mutual Insurance Company has received approval from the Pennsylvania Insurance Department to convert from a mutual insurance company to a stock insurance company, subject to the approval of Mercer Mutual's eligible policyholders. In order to complete the conversion, it is necessary for Mercer Mutual to receive the approval of at least two-thirds of the votes cast at the special meeting, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed [COLOR] postage-paid envelope.

     YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE PLAN OF CONVERSION

                BY SIGNING, DATING AND MAILING YOUR PROXY TODAY.


                           MUTUAL TO STOCK CONVERSION

Q. WHY IS MERCER MUTUAL CONVERTING TO STOCK FORM?

A. We are converting to a stock company because we view it as a critical component of our strategic plan. We believe the conversion will help us realize our goals by providing us with:

     - capital to be used to support our current operations, expand and strengthen our producer network and reduce our reliance on reinsurance;
     - the ability to issue stock to make acquisitions and to access capital markets to satisfy future capital needs; and

     - the opportunity for our eligible policyholders, directors, officers and employees to acquire stock in the publicly traded Holding Company, for our employees, it also will provide additional incentive for their performance and enable them to participate in our future success.


Q. WILL THE CONVERSION AFFECT MY INSURANCE COVERAGE WITH MERCER MUTUAL?

A. NO. The insurance coverage under your policy will not undergo any change as a result of the conversion.

                                  ABOUT VOTING

Q. WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A. Policyholders as of the close of business on December 13, 2002 (the "Voting Record Date").

Q. AM I REQUIRED TO VOTE?

A. No. Policyholders are not required to vote. However, because the conversion will produce a fundamental change in Mercer Mutual's corporate structure, the Board of Directors encourages all policyholders to vote.

Q. HOW DO I VOTE?


A. You may vote by mailing your signed (color) proxy card(s) in the [COLOR] postage-paid envelope marked "PROXY RETURN". Should you decide to change your vote, you may do so by providing written notice to MERCER's Secretary or by submitting a later dated proxy. You may also revoke your proxy if you attend the meeting and vote in person.


Q. WHY DID I RECEIVE SEVERAL PROXY CARDS?


A. If you have more than one policy, you may have received more than one proxy card depending upon the ownership structure of your policy. PLEASE MARK, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.


Q. DOES MY VOTE FOR THE PLAN OF CONVERSION REQUIRE ME TO BUY COMMON STOCK OF MERCER INSURANCE GROUP, INC.?

A. NO. Voting for the plan of conversion does not obligate you to buy shares of common stock of Mercer Insurance Group, Inc.


Q. IF I FAIL TO VOTE OR VOTE AGAINST THE PLAN OF CONVERSION, AM I PRECLUDED FROM BUYING THE COMMON STOCK OF MERCER INSURANCE GROUP, INC. IN THE OFFERING?



A. No. Failing to vote or voting against the plan of conversion has no effect on your ability to buy stock in the offering, as long as the plan of conversion is approved by at least two-thirds of the votes cast at the special meeting.


                            ABOUT THE STOCK OFFERING

Investment in our common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.

Q. WHAT ARE THE PRIORITIES FOR PURCHASING THE COMMON STOCK?

A. The common stock of Mercer Insurance Group, Inc. will be offered in a subscription offering in the following order of priority:

     - First: Mercer Mutual's eligible policyholders (policyholders as of December 13, 2002)
     - Second: Mercer Mutual's tax qualified employee stock ownership plan

     - Third: The directors, officers and employees of Mercer Mutual and its affiliates



Common stock that is not sold in the subscription offering (described above) will be offered first to members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering using a syndicate of registered broker/dealers managed by Sandler O'Neill & Partners, L.P.


Q. WILL ANY POLICY THAT I HOLD WITH MERCER MUTUAL BE CONVERTED INTO STOCK?

A. NO. All policies remain as they were prior to the conversion. As an eligible policyholder, you will receive priority over the general public in exercising your non-transferable right to subscribe for shares of common stock.

Q. WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE COMMON STOCK?


A. No. Policyholders of Mercer Mutual, directors, officers and employees of Mercer Mutual and its affiliates, and the general public will pay the same price per share.


Q. HOW MANY SHARES OF COMMON STOCK ARE BEING OFFERED, AND AT WHAT PRICE?


A. In the conversion, Mercer Insurance Group, Inc. is offering for sale up to 6,261,111 shares of common stock at a subscription price of $10.00 per share. We are also offering 599,617 additional shares to unrelated third parties, at a purchase price of $10.00 per share, in offerings that are not part of the conversion.


Q. HOW MANY SHARES OF COMMON STOCK CAN I PURCHASE?


A. The minimum purchase is 25 shares; the maximum purchase by any person in the subscription or community offering is $1,000,000 (100,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $1,000,000 of common stock offered in the offering. The above is subject to limitation: Please review the section of the prospectus entitled "The Conversion - Limitations on Purchases of Common Stock."


Q. HOW DO I ORDER COMMON STOCK?

A. You may subscribe for shares of common stock by completing and returning the stock order form, together with your payment, by mail to Mercer Mutual's conversion center in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN".

Q. HOW CAN I PAY FOR MY SHARES OF COMMON STOCK?

A. You can pay for the common stock by check or money order made payable to "Wilmington Trust Company, as escrow agent for Mercer Insurance Group, Inc."

Q. WHEN IS THE DEADLINE TO SUBSCRIBE FOR COMMON STOCK?

A. An executed stock order form with the required full payment must be physically received by Mercer Mutual's conversion center no later than x:00 p.m. xxxxxxx time on xxxxxx, xxxxxxxxx xx, 2003.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY POLICY TO MY STOCK REGISTRATION?

A. No. Adding or substituting the names of other persons who are not owners of your eligible policy will result in the loss of your subscription rights.

Q. WILL PAYMENTS FOR COMMON STOCK EARN INTEREST UNTIL THE CONVERSION CLOSES?

A. No. Payments made to subscribe for shares will not earn interest.

Q. WILL CASH DIVIDENDS BE PAID ON THE COMMON STOCK?

A. NO. Dividends are not expected to be paid initially. Following the conversion, the Board of Directors of Mercer Insurance Group, Inc. may consider a policy of paying cash dividends on the stock. However, during the first three years after the conversion, the Pennsylvania Insurance Department must approve the payment of any cash dividend.

Q. WILL MY COMMON STOCK BE COVERED BY INSURANCE?

A. NO. The common stock cannot be insured or guaranteed by any government agency nor is it insured or guaranteed by Mercer Mutual Insurance Company or Mercer Insurance Group, Inc.

Q. WHERE WILL THE STOCK BE TRADED?


A. Upon completion of the conversion, Mercer Insurance Group, Inc. expects its stock to be traded on the Nasdaq National Market under the symbol "MIGP".


Q. CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR SHARES OF COMMON STOCK?


A. NO. After receipt by Mercer Mutual, your order may not be modified or withdrawn, except in one limited instance. As more fully described in the prospectus, if the final updated valuation of the pro forma fair market value of Mercer Mutual as a subsidiary of the Holding Company is less than $41,650,000 or greater than $56,350,000, and we decide to proceed with the offering, we would notify you accordingly. You would then have the opportunity to modify or withdraw your order.


                             ADDITIONAL INFORMATION

Q. WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?


A. Mercer Mutual's proxy statement and the prospectus describe the conversion and offering in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for common stock. If you need a copy of the proxy statement or the prospectus, or have any questions after reading the enclosed material, you may call our customer service center or our stock processing center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. For questions relating to the conversion or voting, please call our customer service center at (800) 659-5550. For questions relating to the stock offering, please call our stock processing center at (866) 818-9961. Additional material may only be obtained from these centers. TO ENSURE THAT EACH PURCHASER RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF XXXXXXX, XXXXXXX XX, 2003 AT X:00 P.M., XXXXXX TIME, IN ACCORDANCE WITH RULE 15C2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.


This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

                                   QUESTIONS
                                   & ANSWERS
                                   ABOUT THE
                                   CONVERSION
                             ---------------------

                       (THE MERCER INSURANCE GROUP LOGO)

                          PROPOSED HOLDING COMPANY FOR
                        MERCER MUTUAL INSURANCE COMPANY

                               IMPORTANT REMINDER



                                  PLEASE VOTE


Dear Policyholder:


A special meeting of policyholders of Mercer Mutual Insurance Company will be
held on [          ] and we have not yet received your proxy for this important meeting. Your vote is very important. For your convenience, we have enclosed a duplicate proxy card. Please take a moment to sign, date and mail your (color) proxy card in the postage-paid envelope provided.



The Board of Directors of Mercer Mutual Insurance Company has voted unanimously in favor of a plan to convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company. As part of this plan, we have formed Mercer Insurance Group, Inc., which will become the parent company of Mercer Mutual. We are converting so that we may obtain capital to support and grow our operations, have the ability to issue stock to make acquisitions and access the capital markets.



TO ACCOMPLISH THE CONVERSION, YOUR VOTE IS EXTREMELY IMPORTANT. On behalf of the Board, please help us meet our goal by casting your vote "FOR" the plan of conversion and mailing your signed (color) proxy card immediately in the enclosed BLUE postage-paid envelope marked "PROXY RETURN." If you have multiple policies at Mercer Mutual, you may receive more than one mailing. If you do receive more than one proxy card, please sign and return each one.


If the plan of conversion is approved, let me assure you that:


     - EXISTING INSURANCE COVERAGE UNDER YOUR POLICY WILL NOT CHANGE AS A RESULT OF THE CONVERSION.


     - VOTING FOR APPROVAL OF THE PLAN WILL NOT OBLIGATE YOU TO BUY ANY SHARES OF COMMON STOCK.

     - FAILING TO VOTE ON OR VOTING AGAINST THE PLAN WILL NOT PRECLUDE YOU FROM BUYING STOCK IN THE OFFERING.


If you have any questions after reading the enclosed material, please call our customer service center at (800) 659-5550, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.



Remember, your vote is important, so please act today. On behalf of your Board of Directors, thank you for your interest and cooperation.


                                          Sincerely,

                                          /s/ Andrew R. Speaker
                                          Andrew R. Speaker
                                          President and Chief Executive Officer

                                 PROXY REQUEST

                       (THE MERCER INSURANCE GROUP LOGO)


                             YOUR VOTE IS IMPORTANT


Dear Policyholder:


YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. Your vote is very important to us. Please mark, sign, date and mail the enclosed (color) proxy card today.



     REMEMBER: Voting does not obligate you to buy shares of common stock. Your Board of Directors has approved the plan of conversion and urges you to vote in favor of the plan of conversion. Your existing insurance coverage under your policy will not undergo any change as a result of the conversion.



A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our customer service center at (800) 659-5550.



Thank you for your prompt cooperation.


                                          Sincerely,

                                          -s- Andrew R. Speaker
                                          Andrew R. Speaker
                                          President and Chief Executive Officer

            PLEASE VOTE TODAY BY RETURNING ALL PROXY CARDS RECEIVED.

 -------------------------------------------------------------------------------

                       (THE MERCER INSURANCE GROUP LOGO)

                        MERCER MUTUAL INSURANCE COMPANY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



    I/We hereby appoint Roland D. Boehm and George T. Hornyak, Jr., or any one of them acting in the absence of the other, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent me/us and to vote for me/us as designated on the reverse side, at the Special Meeting of
Policyholders to be held on          , 2003, or any adjournment or postponement
thereof.



    This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF CONVERSION AND THE RELATED AMENDMENT AND RESTATEMENT OF MERCER MUTUAL'S ARTICLES OF INCORPORATION. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF POLICYHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.



                    PLEASE VOTE AND SIGN ON THE OTHER SIDE.


   Detach Here                                                  Detach Here

  -------------------------------------------------------------------

  ITEM (6) PURCHASER INFORMATION (SUBSCRIPTION OFFERING) -- CONTINUED:
  -------------------------------------------------------------------
  Policy Title                          Policy Number(s)       Office
    (Names on Policy)                                             Use

  -------------------------------------------------------------------
  -------------------------------------------------------------------
  -------------------------------------------------------------------
  -------------------------------------------------------------------
  -------------------------------------------------------------------

  -------------------------------------------------------------------

(10) NASD CONTINUED:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.



--------------------------------------------------------------------------------------
ITEM (11) AffiLIATES & ASSOCIATES CONTINUED: List below all other orders submitted by you or Affiliates and Associates (as defined)
or by persons acting in concert with you.
--------------------------------------------------------------------------------------
Name(s) listed on other stock order                                     Name(s) listed on other stock order
              forms                           Number of                         forms                              Number of
                                            Shares Ordered                                                       Shares Ordered

----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------


"Affiliate" is defined as: With respect to a person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.

"Associate" is defined as: (i) any corporation or organization (other than Mercer Mutual Insurance Company ("Mercer Mutual"), Mercer Insurance Group, Inc. (the "Holding Company"), Franklin Holding Company, Inc., a majority-owned subsidiary of Mercer Mutual or the Holding Company or any other entity that is a member of the same consolidated group as Mercer Mutual or the Holding Company under generally accepted accounting principles) of which such person is an officer or partner or is, directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

 BY SIGNING THIS STOCK ORDER FORM, YOU HEREBY CONFIRM THAT YOUR PURCHASE OF HOLDING COMPANY COMMON STOCK DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS UNDER THE PLAN OF CONVERSION DESCRIBED IN THE ACCOMPANYING PROSPECTUS, OR OTHERWISE IMPOSED BY LAW. YOU HEREBY AGREE THAT, IN THE EVENT THAT SUCH PURCHASE LIMITATIONS ARE VIOLATED BY YOU (INCLUDING ANY OF YOUR ASSOCIATES OR AFFILIATES OR ANY PERSON OTHERWISE ACTING IN CONCERT WITH YOU), THE HOLDING COMPANY SHALL HAVE THE RIGHT TO PURCHASE FROM YOU AT THE PURCHASE PRICE OF $10 PER SHARE, ALL SHARES ACQUIRED BY YOU IN EXCESS OF ANY SUCH PURCHASE LIMITATION OR, IF YOU HAVE SOLD SUCH EXCESS SHARES, YOU AGREE TO PAY TO THE HOLDING COMPANY THE DIFFERENCE BETWEEN THE AGGREGATE PURCHASE PRICE THAT YOU PAID FOR SUCH EXCESS SHARES IN THIS OFFERING AND THE PROCEEDS THAT YOU RECEIVED FROM THE SALE OF SUCH EXCESS SHARES. THIS RIGHT OF THE HOLDING COMPANY TO PURCHASE SUCH EXCESS SHARES SHALL BE ASSIGNABLE BY THE HOLDING COMPANY WITHOUT RESTRICTION.

-------------------------------------------------------------------------------

 -------------------------------------------------------------------------------


   [X] Please mark your vote as in this          The undersigned hereby acknowledges receipt of the Proxy
       example.                                  Statement dated         , 2003 and hereby revokes any proxy
                                                 or proxies heretofore given to vote at said meeting or any
   THE BOARD OF DIRECTORS RECOMMENDS A           adjournment thereof.
   VOTE "FOR" THE FOLLOWING PROPOSAL:
                                                 SIGNATURE -----------------        DATE ----------, 2003
   APPROVAL FOR PLAN OF CONVERSION AND
   THE RELATED AMENDMENT AND RESTATEMENT         SIGNATURES IF HELD JOINTLY. PLEASE SIGN EXACTLY AS NAME
   OF MERCER MUTUAL'S ARTICLES OF                APPEARS HEREON. A CORPORATION SHOULD SIGN IN ITS FULL
   INCORPORATION                                 CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF A
                                                 PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN
   FOR [ ]  AGAINST [ ]                          AUTHORIZED OFFICER. IF SIGNING IN A REPRESENTATIVE CAPACITY,
                                                 PLEASE PROVIDE YOUR FULL TITLE.



     (PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE POSTAGE PAID ENVELOPE)

   Detach Here                                                  Detach Here


                                 [THE MERCER INSURANCE GROUP LOGO]




                                                                Subscription & Community
                                                                Stock Order Form
                                                               ------------------------------------------------------------------
                                              Office                 MERCER MUTUAL INSURANCE COMPANY      EXPIRATION DATE
                                                                     Conversion Center                    for Stock Order Forms:
                                              Use                    C/O Sandler O'Neill & Partners, L.P. Xxxxxx, September 30,
                                                                     919 Third Avenue 6th Fl              2003
                                                                     New York, NY 10022 -- (xxx) xxx-xxxx x:00 p.m., xxxxxx Time

----------------------------------------------------------------------------------------------------------------------------------



(1) NUMBER OF SHARES   (2) TOTAL PAYMENT DUE
                  Subscription                                 IMPORTANT-PLEASE NOTE: A properly completed original stock
                     Price                                     order form must be used to subscribe for common stock.
                  X 10.00 = $                                  Photocopies and facsimile copies of stock order forms will are not required to be accepted. Please read the Stock
                                                               Ownership Guide and Stock Order Form Instructions as you
                                                               complete this form.
--------------------------------------------------------------------------------------------------------------------------
 [ ]                                                           The minimum number of shares that may be subscribed for is
    (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION                  25 and the maximum number of shares that may be subscribed
    Check here if you are an employee, officer or director     for in the subscription offering is 100,000 shares. See
of Mercer Mutual Insurance Company or member of such person's  Instructions.
immediate family living in the same household.
------------------------------------------------------------   ------------------------------------------------------------

    (4) METHOD OF PAYMENT/CHECK      Total Check Amount
                                     $                         Policy Title (Names on Policy)           Policy Number(s)
   Enclosed is a check, bank draft or
   money order payable to "Wilmington Trust                   ------------------------------------------------------------
   Company, as escrow agent for Mercer                        ------------------------------------------------------------
   Insurance Group, Inc." in the amount                       ------------------------------------------------------------
   indicated in this box.
------------------------------------------------------------   PLEASE NOTE: FAILURE TO LIST YOUR ELIGIBLE POLICY MAY
    (5) FORM OF STOCK OWNERSHIP AND SS# OR TAX ID#             RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION
 [ ] Individual          [ ] Uniform Transfers to Minors Act   RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE
                                      (SS# of minor)           BACK OF THIS STOCK ORDER FORM.
                                                               ------------------------------------------------------------
 [ ] Joint Tenants       [ ] Company/Corp/Partnership          (7) PURCHASER INFORMATION (COMMUNITY OFFERING)

 [ ] Tenants in Common   [ ] IRA or other qualified plan       a.  [ ] Natural persons and trusts of natural persons who
                                                                       are permanent residents of the states of
 [ ] Fiduciary (i.e. trust, state)                                     Pennsylvania or New Jersey.
  SS# or Tax ID#:
  SS# or Tax ID#:                                              b. [ ] Principals of corporations, partnerships, limited
------------------------------------------------------------          liability companies or other similar entities that
    (6) PURCHASER INFORMATION (SUBSCRIPTION OFFERING)                 are eligible policyholders.

 a.  [ ] Check here if you are an Eligible Policyholder as     c.  [ ] Licensed insurance producers that have been
         of the Eligibility Record Date of December 13,                appointed by Mercer Mutual to market and distribute
         2002. List policy information below.                          policies of insurance and their affiliates.
 b. [ ] Check here if you are a director, officer and
        employee of Mercer Mutual Insurance Company.           d. [ ] Named insureds under policies of insurance issued by
                                                                      Mercer Mutual after December 13, 2002.

                                                               e.  [ ] Providers of goods or services to Mercer Mutual.

                                                               f.  [ ] Other community members.



--------------------------------------------------------------------------------
    (8) STOCK REGISTRATION: (NAMES IN WHICH STOCK IS TO BE REGISTERED)
    Adding the names of other persons who are not owners of your eligible policy will result in the loss of your subscription rights.
--------------------------------------------------------------------------------
    Name

--------------------------------------------------------------------------------
    Street

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    City                  State          Zip Code          County of Residence

--------------------------------------------------------------------------------
   (9) TELEPHONE
   Daytime/Evening       (    )                             (    )
--------------------------------------------------------------------------------

 (10) NASD AFFILIATION                                        (11) AFFILIATES & ASSOCIATES/ACTING IN CONCERT
 [ ] Check here if you are a member of the National           [ ] Check here and complete the reverse side of this form,
     Association of Securities Dealers, Inc. ("NASD"), a          if you or any affiliates and associates or persons
     person affiliated, or associated, with and NASD member,      acting in concert with you have
     (continued on reverse side)
--------------------------------------------------------------------------------------------------------------------------

   (12) ACKNOWLEDGEMENT

   To be effective, this stock order form must be properly completed and physically received by Mercer Mutual Insurance Company no later than x:00 p.m., xxxxxx Time, on Xxxxxx, xxxxx xx, 2003, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Mercer Mutual, this stock order form may not be modified, withdrawn or canceled without the Mercer Mutual's consent. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to Mercer Mutual Insurance Company. You also agree to be bound by the agreements on the back of this stock order form.

   PENNSYLVANIA LAW PROHIBITS ANY PERSON FROM TRANSFERRING, OR ENTERING INTO
   ANY AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE
   ACCOUNT OF ANOTHER. MERCER MUTUAL INSURANCE COMPANY AND MERCER INSURANCE GROUP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE
   EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL
   NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.
--------------------------------------------------------------------------------

 Signature                    Date      Signature                      Date

MERCER LOGO

                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
--------------------------------------------------------------------------------

JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
--------------------------------------------------------------------------------

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
--------------------------------------------------------------------------------

UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor's social security number).
--------------------------------------------------------------------------------

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
  -- The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
  -- The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
  -- A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
  -- The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
  -- The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2- NUMBER OF SHARES AND TOTAL PAYMENT DUE
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in the subscription offering is $1,000,000 (100,000 shares), and the maximum purchase in the community offering (if held) by any person, is $1,000,000 (100,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $1,000,000 (100,000 shares) of common stock.
--------------------------------------------------------------------------------

ITEM 3- EMPLOYEE/OFFICER/DIRECTOR INFORMATION
Check this box to indicate whether you are an employee, officer or director of Mercer Mutual Insurance Company or a member of such person's immediate family living in the same household.
--------------------------------------------------------------------------------

ITEM 4- METHOD OF PAYMENT BY CHECK
Indicate the total check(s) amount in this box. Payment may be made by check or money order payable to "Wilmington Trust Company, as escrow agent for Mercer Insurance Group, Inc.".
--------------------------------------------------------------------------------

ITEM 5- FORM OF STOCK OWNERSHIP, SS# OR TAX ID#
Check the box that applies to your requested form of ownership which relates to the information supplied in item 8 and supply applicable social security or tax ID number(s).
--------------------------------------------------------------------------------

ITEM 6- PURCHASER INFORMATION (SUBSCRIPTION OFFERING)
a. Check this box if you are an Eligible Policyholder as of the Eligibility Record Date of December 13, 2002.
b. Check this box if you are a director, officer or employee of Mercer Mutual Insurance Company.
  Please list all names and all policy numbers on policies you had at these dates in order to insure proper identification of your purchase rights.
  NOTE: FAILURE TO LIST YOUR ELIGIBLE POLICY MAY RESULT IN THE LOSS OF YOUR SUBSCRIPTION RIGHTS.
--------------------------------------------------------------------------------

ITEM 7- PURCHASER INFORMATION (COMMUNITY OFFERING)
Check a-f, whichever is applicable.
--------------------------------------------------------------------------------

ITEMS 8 AND 9- REGISTRATION, MAILING ADDRESS AND TELEPHONE NUMBERS
Complete the requested certificate registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".
               ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF YOUR ELIGIBLE POLICY WILL RESULT IN THE LOSS OF YOUR SUBSCRIPTION RIGHTS.
Indicate your daytime and evening telephone number(s) in item 9. We may need to call you if we cannot execute your order as given.
--------------------------------------------------------------------------------

ITEM 10- NASD AFFILIATION
Check this box if you are a member of the NASD or if this item otherwise applies to you.
--------------------------------------------------------------------------------

ITEM 11- AFFILIATES & ASSOCIATES ACTING IN CONCERT
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.
--------------------------------------------------------------------------------

ITEM 12- ACKNOWLEDGEMENT
Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement.
--------------------------------------------------------------------------------


You may mail your completed stock order form in the envelope that has been provided. Your stock order form, properly completed, and payment in full at the subscription price must be physically received by Mercer Mutual no later than x:00 p.m., xxxxxx Time, on xxxxxxx, xxxxxxx xx, 2003 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock processing center at (866) 818-9961, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for national holidays.

                       (THE MERCER INSURANCE GROUP LOGO)

                                                                          , 2003

Dear                :


We are pleased to announce that the Board of Directors of Mercer Mutual Insurance Company has adopted a plan to convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company. As part of this plan, we have formed Mercer Insurance Group, Inc., which will become the parent company of Mercer Mutual. We are converting so that we may obtain capital to support and grow our operations, have the ability to issue stock to make acquisitions and access the capital markets.


To learn more about the conversion and stock offering, you are cordially invited to join members of our senior management team at a community meeting to be held
on           at x:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.


If you would like additional information regarding the meeting or our conversion and offering, please call our customer service center at (800) 659-5550, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.



We look forward to seeing you at the meeting.


                                          Sincerely,

                                          /s/ Andrew R. Speaker
                                          Andrew R. Speaker
                                          President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

                                                                          , 2003

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in Mercer Insurance Group, Inc.


At this time, we cannot confirm the number of shares of Mercer Insurance Group, Inc. common stock that will be issued to you. As described in the prospectus previously sent to you, such allocation will be made in accordance with the plan of conversion following completion of the stock offering. We expect to be able
to inform you of your allocation of Mercer shares on or about [       ].


If you have any questions, please call our conversion center at (xxx) xxx-xxxx.


Thank you for your interest in Mercer.


                                          Sincerely,

                                          MERCER INSURANCE GROUP, INC.
                                          Conversion Center

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

                                                                          , 2003

Dear Charter Shareholder:

We appreciate your interest in the stock offering of Mercer Insurance Group, Inc.

Due to the excellent response from our eligible policyholders, we are unable to complete all orders in full. Consequently, in accordance with the provisions of
the plan of conversion, you were allocated                shares at a price of
$10.00 per share. A refund of any balance due you will be mailed promptly.

The purchase date and closing of the transaction occurred on                XX,
2003. Trading will commence on the Nasdaq National Market under the symbol
"MIGP" on                XX, 2003. Your stock certificate will be mailed to you
shortly.


We thank you for your interest in Mercer Insurance Group, Inc., and the Board of Directors welcomes you as a charter shareholder.


                                          Sincerely,

                                          MERCER INSURANCE GROUP, INC.
                                          Conversion Center

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

                                                                          , 2003

Dear Interested Investor:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from our eligible policyholders, stock was not available for any other category. A refund of any balance due you will be mailed promptly.

We appreciate your interest in Mercer Insurance Group, Inc. and hope you become an owner of our stock in the future. The stock will trade on the Nasdaq National Market under the symbol "MIGP."


Thank you for your interest in Mercer.


                                          Sincerely,

                                          MERCER INSURANCE GROUP, INC.
                                          Conversion Center

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

                                                                     xxxxx, 2003


Dear Fellow Shareholder:



We are pleased to welcome you as a shareholder of the Mercer Insurance Group, Inc. Enclosed is the stock certificate that represents your share of ownership in Mercer Insurance Group, Inc., the parent holding company of Mercer Insurance Company.


Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact our transfer agent immediately at the following address:

                         Registrar and Transfer Company
                         Investor Relations Department
                               10 Commerce Drive
                            Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Also, please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.


On behalf of the Board of Directors of Mercer Insurance Group, Inc., Mercer Insurance Company and our employees, thank you for supporting our offering.


                                          Sincerely,

                                          /s/ Andrew R. Speaker
                                          Andrew R. Speaker
                                          President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       (THE MERCER INSURANCE GROUP LOGO)

                                                                          , 2003

Dear Interested Subscriber:

We regret to inform you that your order in our community offering for shares of Mercer Insurance Group, Inc. common stock has not been accepted by Mercer Mutual Insurance Company and Mercer Insurance Group, Inc., the holding company for Mercer Mutual. In accordance with our plan of conversion, Mercer Mutual and Mercer Insurance Group, Inc. have the absolute right to reject the subscription of any subscription in the community offering, in whole or in part.

Enclosed is a check representing your subscription payment.

                                          Sincerely,

                                          MERCER INSURANCE GROUP, INC.
                                          Conversion Center

                    [SANDLER O'NEILL & PARTNERS, L.P. LOGO]

                                                                          , 2003

To Our Friends:

We are enclosing the offering material for Mercer Insurance Group, Inc., established by Mercer Mutual Insurance Company, which is now in the process of converting from a mutual insurance company to a stock insurance company.

Sandler O'Neill & Partners, L.P. is managing the subscription offering, which will conclude at x:00 p.m., xxxxxx time, on xxxxx xx, 2003. Sandler O'Neill is also providing conversion agent services for Mercer Mutual. In the event that all the common stock is not sold in the subscription and community offering, Sandler O'Neill may form and manage a syndicate of broker/dealers to sell the remaining common stock and/or offer the stock in a public offering.

Members of the general public, other than residents of xxxxxxx, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                                          Sincerely,

                                          Sandler O'Neill & Partners, L.P.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.